For period ending  12/31/99
File number 811 -  2444

77(C).  Matters submitted to a vote of security holders.

a. Annual meeting of shareholders (Proposals 1, 4 & 5) - November 22, 1999 Reconvened session (Proposals 2 & 3) - December 13, 1999

a.1    Directors elected:

Richard G. Capen, Jr., H. Frederick Christie, Don R. Conlan, Diane C. Creel, Martin Fenton, Leonard R. Fuller, Abner D. Goldstine, Paul G. Haaga, Jr., Richard G. Newman, and Frank M. Sanchez.
a.2 Ratification or rejection of a proposed amendment to the Fund's Articles of Incorporation to create new classes and series of capital stock.

Votes:       Affirmative          Against                    Abstain

             378,541,004          14,622,216                 17,918,669


(Broker Non-Votes:  78,678,468)

a.3 Ratification or rejection of a proposed amendment to the Fund's Articles of Incorporation to reduce the par value per share.

Votes:       Affirmative               Against               Abstain

             444,225,264               22,933,856            22,601,237


a.4 Ratification or rejection of proposed changes to the Fund's investment restrictions:

To amend the restriction regarding diversification and industry concentration;

Votes:                Affirmative           Against            Abstain

                      342,560,426           19,046,721         19,361,320


(Broker Non-Votes:  97,692,963)


To eliminate the restriction regarding pledging assets;

Votes:                Affirmative           Against            Abstain

                      334,137,335           25,915,386         20,915,747


(Broker Non-Votes:  97,692,963)


To eliminate the restriction regarding affiliated ownership;

Votes:       Affirmative               Against               Abstain

             335,844,720               23,248,084            21,875,662


(Broker Non-Votes:  97,692,963)

To reclassify the restriction regarding purchasing securities of other investment companies as a non-fundamental restriction.

Votes:       Affirmative               Against               Abstain

             339,689,739               20,025,531            21,253,197


(Broker Non-Votes:  97,692,963)

a.5 Ratification or rejection of the election by the Board of Directors of Deloitte & Touche LLP as the independent public accountant for the Fund.

Votes:       Affirmative               Against               Abstain

             462,036,732               4,330,532             12,294,167
